Exhibit 3.62

OPERATING AGREEMENT

of

TOWER 104 OIL, LLC,

a Colorado limited liability company

April 6, 2001

- i -

ARTICLE 7	MISCELLANEOUS	4

7.1	Successor and Assigns	4
7.2	Governing Law	4
7.3	Severability	4

- ii -

OPERATING AGREEMENT

of

TOWER 104 OIL, LLC

This OPERATING AGREEMENT of TOWER 104 OIL, LLC is made as of the 6th day of April, 2001, by TOWER 104 OIL, LLC, a Colorado limited liability company (the “Company”), and SHEA HOMES LIMITED PARTNERSHIP, a California limited partnership d/b/a Shea Homes (“Shea Homes”), as its sole member and its sole manager.

RECITALS

A. The Company was formed pursuant to the Colorado Limited Liability Company Act, Article 80 of Title 7 of the Colorado Revised Statutes (as from time to time amended, the “Act”), on April 6, 2001, by the filing of Articles of Organization (as amended from time to time, the “Articles”) in the office of the Colorado Secretary of State.

B. The Company and its sole member and its manager desire to enter into this limited liability company agreement pursuant to the Act.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

GENERAL

1.1. Purpose of the Company. The purpose of the Company is to engage in the transaction of any lawful business.

1.2. Powers. The Company shall have all of the powers of a limited liability company under the Act.

1.3. Duration. The Company shall have perpetual existence unless it is dissolved pursuant to Article 9 of this Agreement or pursuant to provisions of the Act not varied by this Agreement.

ARTICLE 2

OFFICES

2.1. Principal Place of Business. The principal place of business of the Company shall be as determined by the manager from time to time. The initial principal place of business shall be as stated in the Articles.

2.2. Registered Office and Agent. The Company shall at all times have and maintain in the State of Colorado a registered office and a registered agent for service of process whose business office is identical with the registered office. The initial registered agent and the initial registered office are as specified in the Articles. The manager may change the registered office of the Company, the registered agent of the Company, or both, upon making the filings with the office of the Colorado Secretary of State as required by the Act. The registered agent may change the address of the registered office of the Company upon notice to the Company and upon making the filings with the office of the Colorado Secretary of State as required by the Act.

ARTICLE 3

MEMBER

3.1. Initial Member. Shea Homes shall be the sole member of the Company.

3.2. Admission of Additional Members. A party may be admitted as an additional member of the Company only upon the consent of the member. Upon the admission of any additional member, such member shall execute this Agreement, as amended to take into account the interest of such additional member and otherwise as may be agreed by the member and such additional member.

3.3. Meetings of Members. No annual or other meetings of the Company or its members shall be required. Except as otherwise expressly provided in this Agreement, all action of the member shall be taken by consent of the member, in writing or as otherwise manifested.

ARTICLE 4

MANAGER

4.1. Powers. The management of the Company shall be vested in a manager, who shall exercise all powers except to the extent member consent, approval or other action is required by the Act, this Agreement or the member by written notice to the manager. The manager shall have no right to make contributions to the Company and shall not share in the profits and losses of, or in distributions from, the Company, in its capacity as manager. The manager shall receive no compensation for its services as such except as may otherwise be agreed by the member and the manager.

4.2. Number. There shall be one manager. The number of managers may be increased or decreased (whether or not such decrease shall have the effect of shortening the term of any incumbent manager) at any time by action of the member. The manager need not be a member.

4.3. Appointment. The manager shall be appointed by the member and shall serve until the member is removed or resigns. The manager may be removed, with or without cause, at any time, by written notice to the manager. The manager may resign, at any time, by written notice to the member. The Articles state that J. F. Shea Co., Inc., a Nevada corporation (“J. F. Shea”) shall be the initial manager of the Company. The Company has determined, however, that Shea Homes shall be the manager of the Company and the manager has executed an amendment to the Articles to reflect the same. Shea Homes, as the sole Member of the Company, hereby consents to such amendment.

ARTICLE 5

FINANCIAL MATTERS

5.1. Initial Capital Contribution. As its initial capital contribution, the member has contributed to the Company the assets listed on Schedule A to this Agreement.

5.2. Additional Capital Contributions. The member may, but shall not be required to, make any additional capital contributions to the Company.

5.3. Interest on Capital Contributions. No interest shall be paid on any contribution to the capital of the Company.

5.4. Profits and Losses. For United States federal and applicable state income tax purposes, all profits and losses of the Company shall be allocated to the member.

5.5. Distributions. All distributions of cash or other assets of the Company shall be made to the member, subject to Section 5.6 below, as requested by the member. The member shall have the right to demand to receive distributions from the Company in forms other than cash.

5.6. Limits on Distributions. The Company shall not make a distribution to the member to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the Company, other than liabilities to the member on account of its limited liability company interest, exceed the fair value of the assets of the Company, or to the extent otherwise limited by the Act or other applicable law.

5.7. Taxpayer Identification Number. For federal income tax purposes and, to the extent permitted by applicable law, all other purposes, the taxpayer or other identification number of the Company shall be the same as the taxpayer or other identification number of the member.

5.8. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Company shall be signed or endorsed by the manager.

5.9. Fiscal Year. The fiscal year of the Company shall be the same as the fiscal year of the member.

ARTICLE 6

DISSOLUTION, WINDING UP AND TERMINATION

6.1. Events of Dissolution. The Company shall be dissolved only upon the consent of the member or as provided in the Act.

6.2. Winding Up. Upon the dissolution of the Company, the manager shall file a statement of intent to dissolve in the office of the Colorado Secretary of State in accordance with the Act. Upon the filing of the statement of intent to dissolve, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, and the Company shall be wound up by the manager or any one or more other persons appointed by the member for such purpose, as liquidating trustee. Company assets shall be distributed in the following order:

(a) to creditors in the manner required by the Act; and

(b) the balance to the member.

6.3. Termination. Upon the completion of winding up, the Company shall terminate, and the liquidating trustee shall file articles of dissolution in the office of the Colorado Secretary of State in accordance with the Act.

ARTICLE 7

MISCELLANEOUS

7.1. Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns.

7.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without regard to the principles applicable to conflicts of laws.

7.3. Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Agreement has been executed as of the 6Ih day of April, 2001.

COMPANY:

TOWER 104 OIL, LLC, a Colorado limited liability company

By:	SHEA HOMES LIMITED PARTNERSHIP, a California limited partnership d/b/a Shea Homes, its manager

	By:	J. F. SHEA, CO., INC., a Nevada corporation, its general partner

By:
		Name:	Jeffrey D. Willis
		Title:	Assistant Secretary

By:
		Name:	Jeffrey H. Donelson
		Title:	Assistant Secretary

SHEA HOMES:

SHEA HOMES LIMITED PARTNERSHIP, a California limited partnership d/b/a Shea Homes

By:	J. F. SHEA, CO., INC., a Nevada corporation, its general partner

By:
	Name:	Jeffrey D. Willis
	Title:	Assistant Secretary

By:
	Name:	Jeffrey H. Donelson
	Title:	Assistant Secretary

SCHEDULE A

TO

OPERATING AGREEMENT

Initial Capital Contribution

Schedule A-1

Assets

ADAMS COUNTY, COLORADO

Wells

1.	Custy #1 and #3, Section l5, Township 2 South, Range 66 West

2.	State AB 1, 2 and 4, Section 16, Township 2 South, Range 66 West

Leases

1.	Lessor:	Kenneth J. Custy, et ux
	Lessee:	Karen K. Clair
	Dated:	December 30, 1981
	Recorded:	Book 2613, Page 347
	Lands:	Township 2 South, Range 66 West
Section 15: W/2 containing 320 acres, more or less

2.	Lessor:	Kenneth J. Custy, et al
	Lessee:	Karen K. Clair
	Dated:	April 20, 1992
	Recorded:	Book 2657, Page 908
	Lands:	Township 2 South. Range 66 West
Section 15: E/2 containing 320 acres, more or less

3.	Lessor:	State of Colorado 70/8160-S
	Lessee:	Pan American Petroleum Corporation
	Dated:	June 2, 1970
	Recorded:	Book 1974, Page 711
	Lands:	Township 2 South, Range 66 West
Section 16: S/2, NE/4

The gathering lines and associated easements owned by Seller which service or have serviced the aforesaid wells and leases, including the pipeline that extends to the north of the State AB Lease through Sections 16, 9 and 4 of Township 2 South, Range 66 West as general depicted in Exhibit C.

All equipment and other property rights appurtenant to the wells and leases.

Thorofare’s Working and Net Revenue Interests

Well Name	Thorofare ‘Working Interest	Thorofare Net Revenue Interest
Custy #1	.26134044	.21782489
Custy #3	.22870659	.18639643
State of CO AB #1, #2, #4	.30000000	.26250000

Price = $40,000.00

Map of Gathering System and Oil and Gas Wells

N
T 2 S
5
4
3
2
1
6
10
11
7
17
16
15
14
18
CUSTY 3
KOCH PLANT
20
21
22
24
19
29
28
27
25
30
R 66 W
R 65 W

PINNACLE NATURAL GAS
BOX ELDER SYSTEM
ADAMS COUNTY COLO.

OMNIBUS AMENDMENT TO THE

LIMITED LIABILITY COMPANY AGREEMENT/OPERATING AGREEMENT

OF EACH OF

215 BAYVIEW APARTMENTS, LLC,

COAST CABLE PARTNERS,

HAWKERBLUE, LLC,

MONTY GREEN HOLDINGS, LLC,

SERENADE AT NATOMAS, LLC,

SH CASCADES, LLC,

SH JUBILEE, LLC,

SH JUBILEE MANAGEMENT, LLC,

SHEA BAKER RANCH, LLC

SHEA BREA DEVELOPMENT, LLC,

SHEA CAPITAL II, LLC,

SHEA GSW HOLDINGS, LLC,

SHEA GSW INVESTMENTS, LLC,

SHEA OTAY VILLAGE 11, LLC,

SHEA PROCTOR VALLEY, LLC,

SHEA RIVERMARK VILLAGE, LLC,

SHEA LA QUINTA LLC,

SHEA NINTH AND COLORADO, LLC,

SHEA TONNER HILLS, LLC,

SHEA VICTORIA GARDENS, LLC,

TRILOGY ANTIOCH, LLC,

TOWER 104 GATHERING, LLC,

TOWER 104 OIL, LLC,

TRW BTS ONE, LLC,

AND

WALDEN VILLAGE PARTNERS, LLC

November 5, 2010

This Omnibus Amendment (this “Amendment”) to the Operating Agreement of 215 BAYVIEW APARTMENTS, LLC, a California limited liability company; the Agreement of Partnership of COAST CABLE PARTNERS, a California general partnership; the Operating Agreement of HAWKERBLUE, LLC, a California limited liability company; the First Amended and Restated Operating Agreement of MONTY GREEN HOLDINGS, LLC, a Delaware limited liability company; the Operating Agreement of SERENADE AT NATOMAS, LLC, a California limited liability company; the Limited Liability Company Agreement of SH CASCADES, LLC, a Florida limited liability company; the Limited Liability Company Agreement of SH JUBILEE, LLC, a Delaware limited liability company; the Limited Liability Company Agreement of SH JUBILEE MANAGEMENT, LLC, a Delaware limited liability company; the Operating Agreement of SHEA BAKER RANCH, LLC, a California limited liability company; the Limited Liability Company Agreement of SHEA BREA DEVELOPMENT, LLC, a Delaware limited liability company; the Amended and Restated Limited Liability Company Agreement of SHEA CAPITAL II, LLC, a Delaware limited liability company; the Operating Agreement of SHEA GSW HOLDINGS, LLC, a Colorado limited liability company; the Operating Agreement of SHEA GSW INVESTMENTS, LLC, a Colorado limited liability company; the Operating Agreement of SHEA LA QUINTA LLC, a California limited liability company; the Limited Liability Company Agreement of SHEA NINTH AND COLORADO, LLC, a Colorado limited liability company; the Operating

Agreement of SHEA OTAY VILLAGE 11, LLC, a California limited liability company; the Limited Liability Company Agreement of SHEA PROCTOR VALLEY, LLC, a California limited liability company; the Amended and Restated Operating Agreement of SHEA RIVERMARK VILLAGE, LLC, a California limited liability company; the Limited Liability Company Agreement of SHEA TONNER HILLS, LLC, a Delaware limited liability company; the Limited Liability Company Agreement of SHEA VICTORIA GARDENS, LLC a Florida limited liability company; the Operating Agreement of TOWER 104 GATHERING, LLC, a Colorado limited liability company; the Operating Agreement of TOWER 104 OIL, LLC, a Colorado limited liability company; the Amended and Restated Operating Agreement of TRILOGY ANTIOCH, LLC, a California limited liability company; the Operating Agreement of TRW BTS ONE, LLC, a Colorado limited liability company; and the Operating Agreement of WALDEN VILLAGE PARTNERS, LLC, a California limited liability company (collectively, such limited liability companies, the “Companies”, and such operating agreements and limited liability company agreements, the “Agreements”) is made and entered into the date first written above by the undersigned, constituting all of the members of the Companies (collectively, the “Members”).

RECITALS

A. The Members have previously entered into the respective Agreements.

B. The Members now desire to amend the respective Agreements, in accordance with the terms thereof, to provide for the equity interests in each Company to be certificated.

AGREEMENT

NOW THEREFORE, in consideration of their mutual promises, covenants and agreements, and notwithstanding anything to the contrary in the Agreements, the parties hereto do hereby promise, covenant and agree as follows:

1. Recitals and Capitalized Terms. The Recitals set forth hereinabove are hereby incorporated for reference as though fully rewritten herein. Unless otherwise set forth herein, all capitalized terms shall have the same meaning as set forth in the respective Agreements. All references to “Agreement” in each of the Agreements shall be deemed to refer to such Agreement as modified by this Amendment.

2. Certificate of Limited Liability Company Interests. Each of the Agreements shall be amended by inserting a new article in the appropriate numerical order at the end of each Agreement as follows:

“ARTICLE [    ]

RIGHTS OF SECURED PARTY

“Section [    ] Notwithstanding anything to the contrary contained in this Agreement, if any interests in the Company (the “Membership Interests”) have been pledged or are subject to the granting of a security interest or other encumbrance therein (a “Pledge”) by the holder thereof (the beneficiary of a Pledge being referred to herein as a “Secured Party”), (a) all rights and remedies of such Secured Party (including but not limited to voting rights) with respect to the Membership Interests contained in any document, agreement or instrument giving effect to or governing such Pledge and the rights and remedies associated therewith (a “Security Document”) shall be given effect by the Company and the Members, (b) the Company and the Members shall take all such action and shall execute and deliver all such agreements, documents or instruments

2

as may be required by the terms and conditions of the Security Document and (c) if the Secured Party becomes the holder of such Membership Interests, then, at such time, the Secured Party shall have all of the rights associated with such Membership Interests under this Agreement and applicable law.

“Section [    ] Notwithstanding anything to the contrary contained in this Agreement, all restrictions on transfer and assignability of any Membership Interests shall be inapplicable, and of no force and effect, as to any transfer of any Membership Interest to a Secured Party in connection with any exercise of rights or remedies by the Secured Party in accordance with the Security Document or as may be permitted by applicable law. Contemporaneously with any transfer of any Member’s Membership Interests to the Secured Party, the transferor Member shall cease to be a member of the Company.

“Section [    ] All of the Membership Interests shall be evidenced by a certificate showing the name of the Member and the percentage of Membership Interests held by that Member. Each Membership Interest certificate shall be signed by an officer of the Company or of its manager or managing member, as the case may be, and such certificates may be signed in counterparts.

“Section [    ] Each of the Membership Interest certificates representing the Members’ interest in the Company shall constitute a “security” within the meaning of (A) Article 8 of the Uniform Commercial Code (including Section 8-102(a) thereof) as in effect from time to time in the state of organization of the Company and (B) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Each Member hereby agrees that its interest in the Company and in its Membership Interests for all purposes shall be personal property. The Members have no interest in specific Company property.

“Section [    ] At all times prior to the termination of any Pledge of the Membership Interests in accordance with the Security Document (the date of such termination, the “Termination Date”), neither the Members nor [Managers/Directors] will, without the prior written consent of the Secured Party, (i) amend this Agreement to provide that any Membership Interests (x) shall not be evidenced by a certificate or (y) shall not be securities governed by Article 8 of the Uniform Commercial Code or (ii) otherwise “opt out” of Article 8 of the Uniform Commercial Code.

“Section [    ] The provisions of this Article [    ] shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and any future Members [or Managers/Directors] and their respective successors and assigns.

“Section [    ] At all times prior the Termination Date, none of the provisions of this Article [    ] or any other provision of this Agreement may be amended in any way which alters, limits, restricts or adversely affects a Secured Party’s ability to exercise its rights with respect to the Membership Interests, without the prior written consent of such Secured Party.”

3. Miscellaneous. All other terms and provisions of each Agreement which are not expressly amended hereby are hereby ratified, affirmed and approved. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instruments. Facsimile signatures shall be valid as if manually signed.

3

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment as of the date first set forth above.

SHEA HOMES LIMITED PARTNERSHIP, as the sole Member of Monty Green Holdings, LLC, Shea Tonner Hills, LLC, Shea Ninth and Colorado, LLC, Shea Brea Development, LLC, Shea Otay Village 11, LLC and Shea Proctor Valley, LLC, as the Manager of Tower 104 Gathering, LLC, Tower 104 Oil, LLC and Walden Village Partners, LLC, and as a member of Shea Capital II, LLC

By:	J.F. Shea L.P., its sole General Partner

	By:	JFS Management, L.P., its sole General Partner

By: J.F. Shea Construction Management, Inc., its sole General Partner

By:
		Name:	James G. Shontere
		Title:	Secretary

By:
		Name:	Robert O’Dell
		Title:	Treasurer

SHEA CAPITAL II, LLC, as the sole Member of Tirlogy Antioch, LLC and Shea Victoria Gardens, LLC

By:	Shea Homes Limited Partnership, its Manager

	By:	J.F. Shea L.P., its sole General Partner
By: JFS Management, L.P., its sole General Partner
By: J.F. Shea Construction Management, Inc., its sole General Partner

By:
		Name:	James G. Shontere
		Title:	Secretary

By:
		Name:	Robert O’Dell
		Title:	Treasurer

J.F. SHEA CO., INC., as the sole Member of Shea GSW Investments, LLC and as the Manager of Hawkerblue, LLC
By:
Name:	James G. Shontere
Title:	Secretary

By:
Name:	Robert O’Dell
Title:	Treasurer

SHEA GSW INVESTMENTS, LLC, as the sole Member of Shea GSW Holdings, LLC

By: J.F. SHEA CO., INC., its Manager

By:
Name:	James G. Shontere
Title:	Secretary

By:
Name:	Robert O’Dell
Title:	Treasurer

SHEA HOMES, INC., as the sole Member of Serenade at Natomas, LLC, SH Cascades, LLC, Shea La Quinta, LLC, SH Jubilee, LLC and SH Jubilee Management, LLC, and as a member of Shea Capital II, LLC, and as the sole Member and Manager of TRW BTS One, LLC

By:
Name: Title:	James G. Shontere Secretary
By:
Name: Title:	Robert O’Dell Treasurer

Signature Page to Omnibus Amendment to LLC Agreements

SHEA PROPERTIES MANAGEMENT COMPANY, INC., as Manager of 215 Bay view Apartments, LLC, Shea Baker Ranch, LLC and Shea Rivermark Village, LLC

By:
By:	Ronald L. Lakey
Its:	Vice President

By:
By:	James G. Shontere
Its:	Secretary

J.F. SHEA CO., INC., as Manager of Coast Cable Partners

By:
Name:	James G. Shontere
Title:	Secretary

By:
Name:	Robert O’Dell
Title:	Treasurer

Signature Page to Omnibus Amendment to LLC Agreements